Option Agreement

      THIS AGREEMENT, made this 19th day of September 2000, (the "Effective Date") is between Orchid Biosciences, Inc., a Delaware corporation, having a principal place of business at 303 College Road East, Princeton, New Jersey 08543 ("Orchid") and DNAPrint Genomics, Inc., a Florida corporation, having a principal place of business at 1748 Independence Boulevard, Suite D1, Sarasota, Florida 34234 ("DNAPrint"). The parties agree as follows: 1 Definitions

      In this Agreement:
1.1 "Affiliate" means a legal entity directly or indirectly controlling, controlled by or under common control with Orchid or DNAPrint. For purposes of this Agreement, "control" means the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of the legal entity, or the right to receive more than fifty percent (50%) of the profits or earnings of the legal entity, or the right to direct the policy decisions of the legal entity.

1.2 "Consideration" means the gross value of all cash, securities, goods, services and other property (i) paid directly or indirectly to a party in connection with a Collaboration, or (ii) contributed directly or indirectly to a Collaboration. Consideration includes, without limitation, initiation fees, milestone payments, diligence payments, research and development payments, equity payments, licensing fees, royalties, convertible stock, options, warrants, stock appreciation rights, equipment, instruments, lab ware, reagents, biological samples, personnel, facilities, direct over head, administration, know-how, technology, intellectual property, and licensing rights. The value of any securities (whether debt or equity), goods, services and other property will be determined as follows: (x) the value of securities for which there is an established public market will be equal to the closing market price on the first day the Collaboration is in effect, and the (y) the value of securities that have no established public market and the value of goods services and other property will be their Fair Market Value on the first day the Collaboration is in effect.

1.3 "Collaboration" means any agreement, arrangement, association or alliance between DNAPrint and a Third Party(ies) whereby, directly or indirectly, any right or interest in existing, or discovery, creation or development of, SNP Intellectual Property is allocated or transferred, including, without limitation, a research and development agreement, a licensing arrangement, formation of a joint venture or strategic partnership, an investment, or similar transaction.

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1.4  "Fair Market Value" means the cash consideration which Orchid, DNAPrint, or a Third Party, as the case may be, would realize from an unaffiliated, unrelated buyer or licensor in an arm's length sale or license of an identical item, service, discovery or invention sold in the same quantity, or licensed in the same manner, at the same time and place of the transaction. If the parties cannot agree on Fair Market Value, the valuation will be made by a mutually selected independent appraiser or, if the parties cannot agree on an independent appraiser, the valuation will be made by an independent appraiser selected by each party and a third independent appraiser designated by the two selected appraisers which valuation will be binding on the parties. The cost of any independent valuation will be borne equally by the parties.

1.5 "SNP Intellectual Property" means all discoveries, creations, developments, inventions, information, data, and other intellectual property (i) related to or useful in the practice of Primer Extension, (ii) related to or useful in the identification of SNPs or their correlation with an organism's predisposition to a disease, or an adverse or effical reaction to a drug (or other chemical or biological compound), or (iii) related to a confirmed or suspect SNP correlation. SNP Intellectual Property includes, without limitation, SNP determinations, associations, methods, processes, techniques, software, algorithms, formulae, compositions of matter, methods of use, improvements to methodologies or applications, instrumentation, and results of any studies regarding linkage or correlation of a SNP or panel of SNPs to drug metabolism or disease.

1.6 "Primer Extension" means a nucleic acid template-dependent primer extension reaction to determine the identity of a single nucleotide base at a specific position in a nucleic acid of interest.

1.7   "SNP" means single nucleotide polymorphism.

1.8 "SNP Revenue" means the excess of Consideration paid and/or contributed by a Third Party(ies) over the Consideration paid and/or contributed by DNAPrint in connection with a Collaboration, including any recurring royalties, fees and other Consideration payable contingent on a future event.

1.9 "Third Party" means any person or entity other than Orchid, DNAPrint and any of their Affiliates.

1.10 "Option" means the right to elect to purchase, lease, license, or otherwise acquire a right on interest in or to real, personal or intellectual property.

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Option Grant

2.1 DNAPrint irrevocably grants to Orchid the exclusive Option to acquire ownership, exclusive license, non-exclusive license, or other rights and interests, in any or all countries and territories of the world (to the fullest extent DNAPrint, or an Affiliate of DNAPrint, may grant rights or interests), in or to SNP Intellectual Property now existing, or discovered, created or developed during the term of this Agreement, in which DNAPrint, or an Affiliate of DNAPrint, now has, or acquires during the term of this Agreement, a right or interest .

2.2 The Option includes, but is not limited to, the Option to acquire at least unrestricted, non-exclusive license rights to fully exploit, in all countries and territories of the world, any and all SNP Intellectual Property of any Collaboration commenced during the term of this Agreement.

2.3 Therefore, DNAPrint will not enter into any Collaboration during the term of this Agreement which may in any manner disable or preclude DNAPrint from freely allowing Orchid to exercise its Option.

3     Consideration

3.1         Orchid   will   pay  to   DNAPrint   a   one-time,   non-refundable,
            non-creditable sum of three hundred fifty thousand ($350,000) dollars within ten (10) days of the Effective Date of this Agreement.

4     Forbearance

4.1 Notwithstanding paragraph 2.3, if DNAPrint enters into a Collaboration commencing during the term of this Agreement to which DNAPrint pays and/or contributes Consideration less than the Consideration paid and/or contributed by the Third Party(ies) to the Collaboration, and DNAPrint is in any manner unable or precluded from allowing Orchid to acquire at least unrestricted, non-exclusive license rights to fully exploit, in all countries and territories of the world, any and all SNP Intellectual Property of the Collaboration, then Orchid will waive its right to exercise its Option with respect to any rights or interests in or to the SNP Intellectual Property of the Collaboration which DNAPrint is unable or precluded to grant to Orchid.

4.2 In compensation for the loss of its right to exercise its Option, DNAPrint will pay to Orchid, fifteen percent (15%) of all SNP Revenues it receives in respect to any and all SNP Intellectual Property of the Collaboration. For purposes of this paragraph, SNP Revenues include, but are not limited to, any recurring royalties, fees, and other Consideration received by DNAPrint contingent on a future event, whether the receipt is during or after the term of this Agreement.

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4.3  Orchid  does not waive its  Option  with  respect  to any SNP  Intellectual
     Property which (i) DNAPrint has an interest or right in or to as of the Effective Date of this Agreement, (ii) DNAPrint discovers, creates, or develops during the term of this Agreement outside of a Collaboration, or
     (ii) is subject of any Collaboration in which DNAPrint pays and/or contributes equal or greater Consideration than the Consideration paid and/or contributed by the Third Party(ies) to a Collaboration commenced during the term of this Agreement.

4.4 For purposes of paragraphs 4.1 and 4.3, in determining the relative Consideration paid and/or contributed in a Collaboration by DNAPrint and a Third Party(ies), any recurring royalties, fees, and other Consideration payable to DNAPrint contingent on a future event will be excluded.

5     Payment

5.1         DNAPrint will pay Orchid the  compensation due pursuant to paragraph
            4.2 within ten (10) days after each receipt by DNAPrint of a portion, or all, of the Consideration for the Collaboration, whether the receipt is during or after the term of this Agreement.

5.2 Where the SNP Revenues comprise non-monetary consideration, in whole or in part, DNAPrint will pay Orchid the cash equivalent to the Fair Market Value of the compensation due.

5.3 All payments will be made in United States Dollars by wire transfer of funds to an account designated by Orchid, or DNAPrint, as the case may be, or by delivery of an irrevocable cashier's check to Orchid or DNAPrint, as the case may be. The following is wire transfer information for Orchid's bank:

                        Bank Name:        xxxxxxxxxxx
                        Bank Address:     xxxxxxxxxxx
                                          xxxxxxxxxxx
                        ABA #:            xxxxxxxxxxx
                        Account Name:     xxxxxxxxxxx
                        Account #:        xxxxxxxxxxx

5.4 Orchid may add an interest charge equal to 1/1/2% per month (18% per year) on any amounts payable by DNAPrint that remain unpaid after the payment due date.

5.5 DNAPrint may add an interest charge equal to 1/1/2% per month (18% per year) on any amounts payable by Orchid that remain unpaid after the payment due date in 3.1.


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Records and Inspection

6.1 DNAPrint will provide Orchid with an accounting of the relative Consideration provided by DNAPrint and each Third Party in all Collaborations within the provisions of paragraph 4.1. The accounting will be complete and accurate and Orchid may rely on the accounting without independent verification.

6.2 DNAPrint will keep complete and accurate records of all Consideration paid or contributed by DNAPrint and Third Parties in all Collaborations commenced during the term of this Agreement and all SNP Revenues in sufficient detail to permit Orchid to confirm the accuracy of DNAPrint's payments under this Agreement.

6.3 At Orchid's request and expense, DNAPrint will permit an independent certified public accountant selected by Orchid, and reasonably acceptable to DNAPrint, to examine all records deemed by such accountant as reasonably necessary in verifying for Orchid SNP Revenues accrued, payments made or to be made, and the accuracy of the reports.

6.4 Each accountant who examines records will agree in writing to treat as confidential and not to disclose any information other than information relating solely to the relative Consideration provided in Collaborations, SNP Revenues accrued and the accuracy of the reports and payments required to be made.

6.5 The examination of records in all instances will be conducted during reasonable business hours, be limited to once per calendar year, and be for a period of time of no more than three (3) fiscal years immediately preceding the request for examination.


6.6 In the event any examination reveals that DNAPrint under compensated Orchid in an amount in excess of five percent (5%) of the amount actually owed, DNAPrint will pay the fees of the account plus interest at a rate of one and a half percent (1 1/2%) per month (18% per year) on the amount of underpayment from the date payment was due to the date payment is made.

7     Disclosure of SNP Intellectual Property

7.1 Within thirty (30) days after the Effective Date of this Agreement, DNAPrint will disclose to Orchid all SNP Intellectual Property existing as of the Effective Date which is subject to the Option and all rights and interests of DNAPrint and third parties in SNP Intellectual Property. Thereafter, DNAPrint periodically, but no less than once per calendar quarter, will disclose to Orchid all SNP Intellectual Property discovered, created or developed after the prior disclosure of SNP Intellectual Property and all rights and interests of DNAPrint and third parties in the new SNP Intellectual Property, and will update the disclosure of SNP Intellectual Property previously disclosed.

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7.2  The  disclosure of SNP  Intellectual  Property by DNAPrint will be complete and in sufficient detail as may be reasonably required by Orchid to decide whether to exercise its Option to the SNP Intellectual Property.

7.3 DNAPrint, after the Effective Date of this Agreement, will not assume any confidentiality or other obligation, expressly or by implication, to any Third Party which might restrict or impair the full disclosure required by this section 7.

7.4 DNAPrint will not disclose any SNP Intellectual Property to any Third Party not having an interest or right in the SNP Intellectual Property (except as may be required by law or regulation) until after DNAPrint and Orchid have failed to reach agreement after six (6) months of good faith negotiations or after Orchid has expressly declined to exercise its Option to the SNP Intellectual Property as provided in section 8.

8     Option Exercise

8.1 Orchid may exercise its Option as to any SNP Intellectual Property, including Rejected Property (hereafter defined) not previously sold, licensed or partnered, at any time during the term of this Agreement and during the period of twenty five (25) years thereafter, upon written notice to DNAPrint.

8.2 DNAPrint may force Orchid to exercise its Option as to any item of SNP Intellectual Property at any time after it has provided complete and detailed disclosure of the item of SNP Intellectual Property to Orchid upon ninety (90) days prior written notice to Orchid.

8.3 Upon Orchid's exercise of the Option, DNAPrint will exclusively negotiate with Orchid for the transfer of rights and interest in and to the SNP
     Intellectual Property; and DNAPrint may not negotiate with, offer, or receive an offer, from any third-party for any right or interest in the SNP Intellectual Property without first negotiating with Orchid. DNAPrint agrees to conduct the negotiations with Orchid in good faith on customary and reasonable terms and conditions within ninety (90) days of Orchid's exercise of its Option.

8.4 In the event Orchid expressly declines in writing to negotiate with DNAPrint for rights or interests in or to a particular item of SNP Intellectual Property, or the parties fail to execute a license or other mutually acceptable agreement after six (6) months of good faith negotiations relating to a particular item of SNP Intellectual Property (a "Rejected Property"), DNAPrint may solicit and entertain offers to enter into agreements for rights and interests in and to the Rejected Property, and negotiate with Third Parties.

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8.5  Upon  receipt of a bona fide offer for the Rejected  Property  from a Third
     Party which is acceptable to DNAPrint, DNAPrint will make the same offer to Orchid and Orchid will have twenty (20) business days to accept or reject the offer; and if rejected, DNAPrint will be free to license any and all of the rights and interests in and to that Rejected Property under the terms and conditions of the bona fide offer.

8.6 DNAPrint may accept any Third Party offer relating to the Rejected Property where the Consideration is in an amount equal to no less than the amount last offered by Orchid plus fifty percent (50%) of the difference between Orchid's last offered amount and the last amount offered by DNAPrint, and where the other terms and conditions of the offer to the Third Party are no more beneficial to DNAPrint than those last offered to Orchid or last found acceptable to DNAPrint.

8.7 Upon receipt of any bona fide offer from a Third Party other than as set forth in paragraph 8.6, DNAPrint will make the same offer in writing to Orchid and Orchid will have thirty (30) days after receipt of the written offer to accept such offer on the same or substantially similar (taking into account royalty rate and payments and any other monetary or non-monetary consideration of the offer and the funds, goods and services Orchid is then capable of providing) terms and conditions of the offer.

8.8 In the event the Third Party offer includes non-monetary consideration, Orchid may pay to DNAPrint monies or other non-monetary consideration equal to the Fair Market Value of the non-monetary consideration of the Third Party offer. If the parties cannot agree on the Fair Market Value, the valuation will be made by a mutually selected independent appraiser or, if the parties cannot agree on an independent appraiser, the valuation will be made by an independent appraiser selected by each party and a third independent appraiser designated by the two selected appraisers which valuation will be binding on the parties. The cost of any independent valuation will be borne equally by the parties. The time period set forth in paragraph 8.5 for Orchid to exercise its right to accept the offer will be extended until ten (10) days after completion of any such independent valuation.

8.9 Orchid may reject the offer at any time until acceptance for any reason and once rejected, Orchid will, notwithstanding 8.8, pay the entire amount for the appraisal if such appraisal has been conducted, and DNAPrint will be free to license or otherwise grant rights and interests in and to that particular Rejected Property.

8.10 All licenses granted to Orchid will be subject to the provision that any royalty due and owing on a product, method of manufacture or method of use will be reduced by the amount of any royalty due or owing to any Third Party on the same product, method of use or method of manufacture.

8.11 All non-exclusive licenses granted to Orchid will be subject to the provision that Orchid will be DNAPrint's most favored licensee.


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Confidentiality

9.1 Orchid agrees not to disclose publicly or to any Third Party, and to keep in strictest confidence, all (i) SNP Intellectual Property,
            (ii) information identified by DNAPrint as being secret or confidential, and (iii) information which by its nature or the circumstances should be treated as confidential, until Orchid acquires a right or interest to do so, as the case may be, for the SNP Intellectual Property or information.

9.2 Orchid agrees not to use (i) SNP Intellectual Property, (ii) information identified by DNAPrint as being secret or confidential, and (iii) information which by its nature or the circumstances should be treated as confidential, until Orchid acquires a right or interest to do so, as the case may be, in the SNP Intellectual Property or information, except in connection with the exercise of its rights under, and its performance of, this Agreement, or otherwise with the permission of DNAPrint.

9.3 DNAPrint agrees not to disclose publicly or to any Third Party, not use on its or any Third Party's behalf, and to keep in strictest confidence, all (i) terms of any offer, counter offer or negotiation position of Orchid relating to its acquisition of any right or interest in or to any Intellectual Property, (ii) information identified by Orchid as being secret or confidential, and (iii) information which by its nature or the circumstances should be treated as confidential.

9.4   The obligations of confidentiality under this section 9 do not apply to information the recipient can demonstrate, by written documentation, is known publicly, is in the public domain or enters the public domain without the fault of the recipient, is disclosed to the recipient by a Third Party not under obligation of confidence, or was known to the recipient prior to the disclosure.
9.5   If either party becomes legally compelled to disclose confidential information of the other by a government authority or court of competent jurisdiction, the compelled party will provide prompt notice so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If in the absence of a protective order or the receipt of a waiver, a party nevertheless is legally required to disclose confidential information of the other by any governmental authority or court of competent jurisdiction, or else stand liable for contempt or suffer other censure or penalty, the party may disclose the confidential information, to the most protected and limited extent feasible, without liability under this Agreement.
9.6 The obligations of this section 9 survive and continue for a period of five (5) years after any expiration or termination of this Agreement.


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Announcements

10.1        DNAprint  may  refer to  Orchid as the  purchaser  of the  exclusive
            Option to DNAPrint SNP Intellectual Property in it's marketing materials. Within fifteen (15) days of the Effective Date of this Agreement, Orchid and DNAPrint will issue a mutually acceptable joint press release regarding Orchid's purchase of the Option, within which the specific terms and conditions will not be disclosed.

10.2 Except with the express written consent of the other party in each instance, neither party nor their officers or employees will at anytime include the other parties name (or that of any of its shareholders, officers, directors, employees or personnel) in any written material, marketing or advertising brochures, bids, contracts, proposals, applications or otherwise, except as may be required by law, or in any way represent or imply that the other party or its shareholders, officers, directors, employees or personnel have endorsed that party or its business.

10.3 Nothing in this Agreement prevents either party from making any public announcement it is or becomes legally obligated to make.

11    Term and Termination

11.1 This Agreement is effective as of the Effective Date and continues, unless earlier terminated pursuant to the provisions of paragraph
            11.2 or 11.3, for seven (7) years.

11.2 A party may terminate this Agreement upon written notice if the other party commits breach of any material provision of this Agreement and fails to remedy the breach within sixty (60) days after receiving written notice of the breach.

11.3 DNAPrint and Orchid may terminate this Agreement if any proceeding is instituted by or against the other seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or taking any action to authorize any of the foregoing or similar actions. All rights and licenses granted under this agreement are deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code, licenses or rights to "intellectual property" as defined by Section 101(56) of the United States Bankruptcy Code, and Orchid will retain and may fully exercise all of its rights and licenses under this Agreement, including the right to exercise its Option to obtain rights and interests in or to Intellectual Property. The parties agree to relief from the automatic stay provisions under Section 362 of the United States Bankruptcy Code.


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11.4        The  provisions  of sections 2, 4, 5, 6, 7, and 8 survive for twenty five (25) years after any expiration or termination of this Agreement.

11.5 Termination or expiration of this Agreement does not release Orchid or DNAPrint from any obligation theretofore accrued.

12    Miscellaneous

12.1 The relationship of Orchid and DNAPrint under this Agreement is that of independent contractors. The provisions of this Agreement will not be construed to create between Orchid and DNAPrint the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby denied by Orchid and DNAPrint. Orchid is not an agent for DNAPrint and DNAPrint is not an agent for Orchid for any purpose whatsoever and each party has no right or authority to assume or create any obligations, express or implied, on behalf or in the name of the other party.

12.2 During the term of this Agreement and for a period of one (1) year thereafter, neither Orchid nor DNAPrint will actively solicit for employment any of the other's then current employees except through advertisements and solicitations directed to the market generally, without prior written authorization from the other.

12.3 No amendment, variation, modification or waiver of any breach of any provision of this Agreement will be binding unless executed in writing by an authorized officer of the party to be bound. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision of this Agreement.

12.4 Any notice or other communication required or permitted under this Agreement will be sufficiently provided and effectively made if sent by facsimile and either hand-delivered or sent by overnight express courier (e.g. Federal Express) and addressed to the receiving party at its respective address as follows:

      Orchid Biosciences, Inc.            DNAPrint Genomics, Inc.
      303 College Road East               1748 Independence Boulevard, Suite 1D
      Princeton, NJ 08540                 Sarasota, Florida 34234
      Facsimile:  (609) 750-2250          Facsimile:
      Attn:  Kevin Nash                   Attn: Dr. Tony Frudakis

      With a courtesy copy to:            With a courtesy copy to:

      Kalow & Springut LLP
      488 Madison Avenue
      New York, NY 10016
      Facsimile:  (212) 813-9600          Facsimile:
      Attn:  David A. Kalow               Attn:


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            or such other address of which the receiving  party has given notice pursuant to this paragraph 12.4. The effective date of the notice is the date of receipt of the hand or courier delivery.

12.5 The laws of the State of New Jersey, excluding principles of conflicts of law, govern this Agreement. Any legal action arising from a dispute or question regarding the terms and conditions, or performance, of this Agreement may be instituted only in the Superior Court for Mercer County New Jersey or the United States District Court for the District of New Jersey. Both DNAPrint and Orchid consent to the personal jurisdiction and waive any objection to the venue of these courts. Both DNAPrint and Orchid further consent that any service of process may be served by overnight courier or express mail at its address stated in paragraph 12.4.

12.6 A party's breach of a provision of this Agreement will cause irreparable harm to the other party. Therefore, in addition to any and all remedies available at law, a party will be entitled to injunctive or other equitable relief in the event the other party breaches, or threatens to breach, a provision of this Agreement.

12.7 If any provision of this Agreement is held to be invalid, illegal, unenforceable or void, that provision will be without effect on the validity, legality and enforceability of the remaining provisions or this Agreement as a whole. Both parties will endeavor to replace the invalid, illegal, unenforceable or void provision with a valid and enforceable one that in its equitable effect is most consistent with the prior provision.

12.8        The section and paragraph headings and numbering are for convenience
            only  and  cannot   have  any  effect  on  the   interpretation   or
            construction of this Agreement.

12.9 This Agreement is binding upon and inures to the benefit of the heirs, successors and permitted assigns of the parties hereto.

12.10 The rights provided herein are personal to the parties and may not be assigned or otherwise transferred in whole or in part, by operation or law or otherwise without the prior express written approval of the other party, except that either party may assign this Agreement to any Affiliate or any successor by merger or sale of substantially all of its business or assets to which this Agreement pertains, without any such consent. Any assignment in violation hereof is void. In the event of any assignment, the assigning party must provide the other party with appropriate documentation of the assignment.

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12.11Each party  acknowledges  that it has read this Agreement,  understands it, and agrees to be bound by its terms and further agrees that it constitutes the complete and exclusive understanding between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties regarding the subject matter of this Agreement; and no party has relied on any representation not expressly set forth or referred to in this Agreement.

12.12DNAPrint and Orchid acknowledge that (i) its counsel reviewed the terms of this Agreement, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement, and (iii) the terms of this Agreement are to be construed fairly as to both parties and not in favor or against either party, regardless of which party was generally responsible for the preparation of this Agreement.

12.13This Agreement may be executed in two or more counterparts, all of which constitute one and the same legal instrument.

12.14DNAPrint and Orchid agree to execute, acknowledge, and deliver any further instruments and do all other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

      DNAPrint Genomics, Inc.                  Orchid Biosciences, Inc.

           By:________________________ By: ________________________

         Title:_______________________ Title:_______________________

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